Exhibit 99.1

FOR IMMEDIATE RELEASE

July 29, 2009

CONTACT:

Investors - (301) 968-9300

Media - (301) 968-9400

AGNC REPORTS $2.02 EARNINGS PER SHARE

AND $20.76 BOOK VALUE PER COMMON SHARE

Bethesda, MD – July 29, 2009 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the second quarter of 2009 of $30.4 million, or $2.02 per share.

SECOND QUARTER 2009 HIGHLIGHTS

•	Declared a dividend of $1.50 per common share

•	$1.98 per share of taxable income

¡	$0.79 per share of undistributed taxable income as of June 30, 2009

•	Net income of $30.4 million, or $2.02 per common share

¡	$1.48 per share excluding $0.18 of amortization expense related to terminated swaps and $0.72 per share of other income

•	39.8% annualized return on average stockholders’ equity for the quarter

•	3.55% average net interest rate spread for the quarter

•	$2.6 billion agency securities portfolio at fair value as of June 30, 2009

•	7.7x1 leverage as of June 30, 2009

•	$20.76 book value per common share as of June 30, 2009, an increase of 8%, or $1.50 per share, from March 31, 2009

•	Effective July 1, 2009, completed organizational changes, transitioning certain dedicated employees to AGNC’s management company

[1]	Leverage calculated as total repurchase agreements outstanding plus payable for agency securities purchased but not yet settled less receivable for agency securities sold but not yet settled over total stockholders’ equity as of June 30, 2009.

American Capital Agency Corp.

July 29, 2009

“Our results for the quarter benefited from several factors, including slower than expected prepayment speeds, a larger investment portfolio, lower funding costs and improved valuations on higher coupon agency securities,” commented Gary Kain, Chief Investment Officer of AGNC. “While AGNC was well positioned entering the quarter for the significant volatility we witnessed in the market, we continue to actively manage our portfolio to maintain the optimal balance between stockholder returns and the protection of book value. To that end, through the second quarter of 2009, we are pleased to have provided our stockholders with $2.35 per common share in dividends as well as $3.56 per share increase in book value since December 31, 2008, resulting in an economic return2 of approximately 34% for the six months ended June 30, 2009 and an annualized economic return of approximately 69%.”

SECOND QUARTER 2009 DIVIDEND DECLARATION

On June 22, 2009, the Board of Directors of the Company declared a second quarter 2009 dividend of $1.50 per common share to record holders as of July 2, 2009, which was paid on July 27, 2009. Since its May 2008 initial public offering, AGNC has paid a total of $72.9 million in dividends, or $4.86 per common share. After paying the dividend for second quarter 2009, AGNC had approximately $0.79 per share of undistributed taxable income.

INVESTMENT PORTFOLIO

As of June 30, 2009, the Company’s investment portfolio totaled $2.6 billion of agency securities at fair value, comprised of $1.2 billion of fixed rate agency securities, $1.3 billion of adjustable rate agency securities and $0.1 billion of collateralized mortgage obligations (“CMOs”) backed by adjustable rate agency securities. As of June 30, 2009, AGNC’s investment portfolio was comprised of 40% 30-year fixed rate securities, 3% 40-year fixed rate securities, 2% 15-year fixed rate securities, 50% adjustable rate securities and 5% CMOs backed by adjustable rate agency securities.

CAPITAL GAINS

During the quarter, AGNC generated $9.5 million in net realized gains, or $0.64 per common share, from the sale of agency securities as a result of actively managing its investment portfolio. AGNC will continue to manage its balance sheet by assessing the entire agency securities landscape to balance stockholder returns and book value preservation.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized weighted average yield on average earning assets was 5.35% and the annualized average cost of funds was 1.80%, including 0.50% of amortization expense associated with the termination of interest rate swaps, which

[2]

Economic return equals $5.91 per share ($2.35 per share of dividends in first and second quarter 2009 plus $3.56 per share increase in book value from $17.20 as of December 31, 2008 to $20.76 per share as of June 30, 2009) divided by $17.20 per share (book value as of December 31, 2008).

American Capital Agency Corp.

July 29, 2009

resulted in a net interest rate spread of 3.55%. Excluding the amortization expense, the net interest rate spread was 4.05%. As of June 30, 2009, the weighted average yield on earning assets was 4.78% and the weighted average cost of funds was 1.82%, including 0.63% of amortization expense associated with the termination of interest rate swaps, which resulted in a net interest rate spread of 2.96% as of June 30, 2009. Excluding the amortization expense, the net interest rate spread was 3.59% as of June 30, 2009.

The actual constant prepayment rate (“CPR”) for the Company’s portfolio held in the second quarter was 17%, which was down from 20% in the first quarter of 2009. The Company’s projected CPR for the remaining life of its investments as of June 30, 2009 was 21%. This reflects a drop from 31% as of March 31, 2009, which resulted in a positive “catch-up” adjustment to interest income of $2.2 million, or $0.15 per share, in the second quarter.

The weighted average cost basis of the investment portfolio was 103.1% as of June 30, 2009. The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $3.1 million, or $0.20 per common share. The unamortized net premium as of June 30, 2009 was $79.2 million.

LEVERAGE AND HEDGING ACTIVITIES

As of June 30, 2009, the Company’s $2.6 billion investment portfolio was financed with $2.3 billion of repurchase agreements and $0.3 billion of equity capital, resulting in a leverage ratio of 7.5x. When adjusted for the net liability for agency securities not yet settled, the leverage ratio was 7.7x as of June 30, 2009. Of the $2.3 billion borrowed under repurchase agreements as of June 30, 2009, $1.1 billion had original maturities of 30 days or less, $1.0 billion had original maturities greater than 30 days and less than 60 days and the remaining $0.2 billion had original maturities of 61 days or more. As of June 30, 2009, the Company had repurchase agreements with 18 counterparties, with no more than 9% of stockholders’ equity at risk with a single counterparty.

The Company’s swap positions as of June 30, 2009 totaled $950 million in notional amount at an average fixed pay rate of 2.09%, an average receive rate of 0.32% and a weighted average maturity of 3.0 years. During the quarter, AGNC entered into eight interest rate swaps with a combined notional amount of $600 million, an average term of approximately 30 months and a weighted average fixed pay rate of 1.69%.

Additionally, during the quarter the Company terminated five interest rate swaps with a combined notional amount of $350 million and a weighted average remaining term of 11 months, realizing a loss of $10.0 million, which will be amortized into interest expense for GAAP and taxable income over the remaining original life of the terminated swaps. In the quarter, the Company recognized $2.7 million, or $0.18 per common share, in amortization expense associated with the termination of interest rate swaps (included in interest expense on the income statement). Since December 31, 2008, the Company has terminated interest rate swaps with a total combined notional amount of $550 million, realizing a loss of $16.5 million, of which $3.0 million has already been amortized into GAAP and taxable income. The remaining $13.5 million of this realized loss will be amortized into GAAP and taxable income over the next four quarters.

American Capital Agency Corp.

July 29, 2009

As of June 30, 2009, the Company’s book value per common share was $20.76, or $1.50 higher than the March 31, 2009 book value per common share of $19.26 and $3.56 higher than the December 31, 2008 book value per common share of $17.20. The Company’s book value fully reflects all costs associated with the termination of interest rate swaps.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2009	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged assets of $2,535,249, $2,060,748, and $1,522,001, respectively)	$2,631,893	$2,257,474	$1,573,383
Cash and cash equivalents	69,226	53,774	56,012
Restricted cash	5,203	25,168	18,692
Interest receivable	14,005	10,474	7,851
Derivative assets, at fair value	3,257	—	—
Receivable for agency securities sold	73,505	38,148	—
Principal payments receivable	6,291	—	—
Other assets	392	257	387

Total assets	$2,803,772	$2,385,295	$1,656,325

Liabilities:
Repurchase arrangements	$2,346,875	$1,849,473	$1,346,265
Payable for agency securities purchased	110,872	207,220	—
Accrued interest payable	1,213	1,428	3,664
Derivative liabilities, at fair value	9,839	24,441	29,277
Dividend payable	22,507	12,754	18,006
Due to Manager	607	665	714
Accounts payable and other liabilities	416	353	248

Total liabilities	2,492,329	2,096,334	1,398,174

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—
Common stock, $0.01 par value; 150,000 shares authorized, 15,005 shares issued and outstanding, respectively	150	150	150
Additional paid-in capital	285,932	285,924	285,917
Retained earnings (accumulated deficit)	9,106	1,247	(2,310)
Accumulated other comprehensive income (loss)	16,255	1,640	(25,606)

Total stockholders’ equity	311,443	288,961	258,151

Total liabilities and stockholders’ equity	$2,803,772	$2,385,295	$1,656,325

American Capital Agency Corp.

July 29, 2009

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2009	March 31, 2009	December 31, 2008
Interest income:
Interest income	$31,690	$22,351	$17,132
Interest expense	9,585	8,129	10,331

Net interest income	22,105	14,222	6,801

Other income:
Gain from sale of agency securities, net	9,530	4,818	5
Gain (loss) from derivative instruments, net	1,226	(358)	6,286

Total other income	10,756	4,460	6,291
Expenses:
Management fees	939	903	927
General and administrative expenses	1,556	1,468	1,213

Total expenses	2,495	2,371	2,140

Net income	$30,366	$16,311	$10,952

Net income per common share—basic and diluted	$2.02	$1.09	$0.73

Weighted average number of common shares outstanding—basic and diluted	15,005	15,005	15,005

Dividends declared per common share	$1.50	$0.85	$1.20

American Capital Agency Corp.

July 29, 2009

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS*

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2009	March 31, 2009	December 31, 2008
Average agency securities	$2,367,303	$1,738,321	$1,604,087
Average total assets	$2,676,006	$1,968,190	$1,662,882
Average repurchase agreements	$2,139,402	$1,537,798	$1,355,267
Average stockholders’ equity	$305,866	$274,278	$263,970

Fixed rate agency securities—as of period end	$1,203,261	$1,387,278	$1,573,383
Adjustable rate agency securities—as of period end	$1,307,430	$870,196	$—
CMO agency securities—as of period end	$121,202	$—	$—

Average asset yield (1)	5.35%	5.13%	4.24%
Average cost of funds (2)	1.30%	2.03%	3.05%
Average cost of funds—terminated swap amortization expense (3)	0.50%	0.08%	0.00%
Average net interest rate spread (4)	3.55%	3.02%	1.19%
Net return on average equity (5)	39.82%	24.12%	16.46%

Leverage (average during the period) (6)	7.0:1	5.6:1	5.1:1
Leverage (as of period end) (7)	7.7:1	7.0:1	5.2:1

Annualized expenses % of average assets (8)	0.37%	0.49%	0.51%
Annualized expenses % of average equity (9)	3.27%	3.51%	3.22%

Book value per common share as of period end (10)	$20.76	$19.26	$17.20

*	All percentages are annualized.

(1)	Weighted average asset yield for the period was calculated by dividing our average interest income on agency securities less average amortization of premiums and discounts by our average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing our total interest expense by our weighted average repurchase agreements. Total interest expense excludes amortization expense related to the fair value of terminated swaps during the periods presented.
(3)	Represents amortization expense associated with the termination of interest rate swaps of $2.7 million in the second quarter of 2009, $0.3 million in the first quarter of 2009 and $0.0 million for the fourth quarter of 2008.
(4)	Average net interest rate spread for the period was calculated by subtracting our weighted average cost of funds, net of interest rate swaps and terminated swap amortization expense, from our weighted average asset yield.
(5)	Net return on average stockholders’ equity for the period was calculated by dividing our net income by our average stockholders’ equity.
(6)	Leverage during the period was calculated by dividing our average repurchase agreements outstanding by our average stockholders’ equity.
(7)	Leverage at period end was calculated by dividing the amount outstanding under our repurchase agreements and net liabilities for unsettled agency securities by our total stockholders’ equity at period end.
(8)	Annualized expenses as a % of average total assets was calculated by dividing our total expenses by our average total assets.
(9)	Annualized expenses as a % of average stockholders’ equity was calculated by dividing our total expenses by our average stockholders’ equity.
(10)	Book value per common share was calculated by dividing our total stockholders’ equity by our number of common shares outstanding.

American Capital Agency Corp.

July 29, 2009

STOCKHOLDER CALL

AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 30, 2009 at 11:00 am ET. The stockholder call can be accessed through a live webcast at www.AGNC.com or by dialing (800) 230-1951 (U.S. domestic) or +1 (612) 234-9959 (international). Please advise the operator you are dialing in for the AGNC stockholder call.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2009 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on our website after the call on July 30, 2009. In addition, there will be a phone recording available from 2:00 pm ET on July 30, 2009 until 11:59 pm ET on August 13, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701 (U.S. domestic) or +1 (320) 365-3844 (international). The access code for both domestic and international callers is 107213.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 968-9300 or send an email to IR@AGNC.com.

ABOUT AGNC

AGNC is a REIT that invests exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by an affiliate of American Capital, Ltd. (“American Capital”). For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $11 billion3 in capital resources under management and ten offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

[3]	As of March 31, 2009.

American Capital Agency Corp.

July 29, 2009

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.